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                                EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of December 8, 1997, by and between Tristar Aerospace Co., a Delaware corporation (the "Company"), and Denny J. Barge (the "Executive").

          WHEREAS, the Company desires to retain the Executive as its Vice President of Strategic Planning, and the Executive desires to provide his services to the Company in such capacity, on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties set forth below, the parties agree as follows:

          1. EMPLOYMENT. Subject to all of the terms and conditions set forth in this Agreement, the Company hereby employs the Executive, effective as of December 8, 1997 as its Vice President of Strategic Planning, and the Executive hereby accepts such employment. The term of employment contemplated hereby shall commence on December 8, 1997 (the "Commencement Date") and shall end on the second anniversary of the Commencement Date, unless sooner terminated as hereinafter provided (the "Term").

          2. DUTIES. During the Term, the Executive shall perform all duties and functions reasonably appurtenant to his position as Vice President of Strategic Planning, which shall include responsibilities relating to implementation of supply chain management initiatives.

          3. (a) SALARY. During the Term, the Executive shall receive an annual salary of $200,000, payable in accordance with the customary payroll practices of the Company and shall be eligible for such raises and bonuses as the Compensation Committee of the Board of Directors of the Company may provide.

               (b) BENEFITS. The Executive shall receive such medical and other benefits as are regularly offered to other senior executives of the Company.

          4. EXPENSES. During the Term, the executive shall be entitled to receive reimbursement for all reasonable travel and business expenses incurred by him (in accordance with the policies and procedures of the Company) in performing services hereunder, provided that the Executive promptly and properly accounts therefor in accordance with the Company's expense policy.


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          5.   TERMINATION.

               (a) (i) TERMINATION WITHOUT CAUSE. If, prior to the expiration of the Term, the Company terminates the employment of the Executive other than for Cause (as defined herein) and other than by reason of Disability (as defined herein), or the Executive terminates his employment for Good Reason (as defined herein), the Executive shall receive an amount equal to one times his base compensation for the twelve-month period immediately preceding such termination of employment, payable in one lump sum, thirty days following the Date of Termination.

                   (ii) The Executive shall be entitled to such medical and other benefits on substantially the same terms as are regularly offered to senior executives of the Company until the expiration of a period of one year from the Date of Termination.

               (b) OTHER TERMINATION. In the event that the employment of the Executive is terminated (i) due to death or disability (as defined herein) of the Executive, (ii) by the Company for "Cause," or (iii) for any other reason not included in Section 5(a), the Executive shall have no right to receive any compensation hereunder after the Date of Termination (as defined herein).

               (c) DEFINITIONS. For purposes of this agreement, (i) "Disability" shall mean the inability (as determined by the Board of Directors of the Company after consultation with the Executive's regular attending physician) of the Executive, as a result of incapacity due to physical or mental illness or disability, to perform his duties with the Company for six consecutive months or shorter periods aggregating six months during any twelve month period; and (ii) "Cause" shall mean the occurrence of one or more of the following events: (A) any intentional or willful failure by the Executive to substantially perform his employment duties which shall not have been corrected within thirty days following written notice of the duties which such Executive has failed to substantially perform, (B) any engaging by such Executive in misconduct which is significantly injurious to the Company or any of its subsidiaries or affiliates, (C) any breach by the Executive of any material covenant contained in the Management Stockholders' and Optionholders' Agreement or any subscription agreement entered into by the Executive with the Company, or (D) such Executive's conviction or entry of a plea of NOLO CONTENDERE in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its subsidiaries or affiliates;
(iii) "Good Reason" shall mean (A) a material breach of this Agreement by the Company, which breach shall not have been cured within 30 days after the Executive shall have given written notice thereof to the Board of Directors, or (B) the material diminution of the Executive's stature or his authority or responsibility for matters relating to supply chain management. Notwithstanding the foregoing, any event described in this Section 5(c)(iii)(B) shall not


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constitute "Good Reason" in the event that the Company, within 14 days following written notice by the Executive to the Board of Directors of the Company setting forth a description thereof, cures such event or occurrence. For purposes of clause (B) of this Section 5(c)(iii), the determination whether the Executive's stature, authority or responsibility shall have been diminished shall be determined after giving effect to any acquisition, consolidation, merger or reorganization transaction, if any.

               (d) NOTICE OF TERMINATION. Any termination of the Executive's employment (other than a termination due to the death of the Executive) shall be communicated by a written notice of termination (the "Notice of Termination") in accordance with the notice provisions herein.

               (e) DATE OF TERMINATION. For purposes of this Agreement, the "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated due to Disability, ten days after delivery to the Executive of the Notice of Termination, and (iii) in any other case, the date specified in the Notice of Termination.

          6.   EXECUTIVE COVENANTS.

               (a) NON-COMPETITION. During the Term and for such period of time following the Term as the Executive shall receive payments pursuant to
Section 5(a)(i) hereof, the Executive expressly covenants and agrees that he shall not, without the express written consent of the Company, for his own account or jointly with any other person, directly or indirectly, own, manage, operate, join, control, loan money to, invest in, or otherwise participate in, or be connected with, or become or act as an officer, employee, consultant, representative or agent of any business, individual, partnership, firm or corporation (other than the Company and its subsidiaries and affiliates) which is in competition with any business in which the Company or any of its subsidiaries and affiliates are then engaged or planning to be engaged; PROVIDED, HOWEVER, that the Executive may purchase or own, solely as an inactive investor, the securities of an entity if (a) such securities are publicly traded on a nationally-recognized stock exchange or on NASDAQ and (b) the aggregate holdings of such securities by the executive and his immediate family do not exceed three percent (3%) of the voting power or three percent (3%) of the outstanding capital stock of such entity.

               (b) NO SOLICITATION. The Executive hereby agrees that during the Term and for a period of one year after the Date of Termination, he shall not, directly or indirectly, for his own account or jointly with another, or for or on behalf of any entity, as principal, agent or otherwise, (i) solicit or induce or in any manner attempt to solicit or induce any person employed by or acting as a consultant to or agent of the Company or by any of its


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subsidiaries or affiliates to leave such position or (ii) interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Company or any of its subsidiaries or affiliates and any of the customers, clients or suppliers of the Company or any of its subsidiaries or affiliates.

               (c) CONFIDENTIAL INFORMATION. The Executive expressly covenants and agrees that he will not at any time, whether during or after the Term, directly or indirectly, disclose, use or permit the use of any trade secrets, confidential information or proprietary information of, or relating to, the Company or any of its subsidiaries or affiliates, other than as contemplated hereunder during the Term.

               (d) COVENANTS NON-EXCLUSIVE. The Executive acknowledges and agrees that the covenants contained in this Section 7 shall not be deemed exclusive of any common law rights of the Company or any of its subsidiaries or affiliates in connection with the relationships contemplated hereby and that the Company shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby.

          7. NOTICE. Any and all notices or any other communication provided for herein shall be made in writing by hand-delivery, first-class mail (registered or certified, with return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, effective upon receipt, to the address of the party appearing under his or its name below (or to such other address under his or its name below) or such other address as may be designated in writing by such party):

               IF TO THE EXECUTIVE:

               Denny J. Barge
               5320 Carnaby Street, #268
               Irving, Texas 75038


               IF TO THE COMPANY:

               Tri-Star Aerospace Co.
               11535 East Pine Street
               Tulsa, Oklahoma 74116
               Attention:  Mr. Quentin Bourjeaurd



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               With a copy to:

               Odyssey Investment Partners, L.P.
               31 West 52nd Street
               New York, New York 10019
               Attention:  Mr. Stephen Berger


          8.   MISCELLANEOUS.

               (a) AMENDMENT. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is agreed to in writing signed by the Executive and a duly authorized officer of the Company (other than the Executive).

               (b) WAIVER. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision hereof. This Agreement shall be binding on and inure to the benefit of the Company and its successors and permitted assigns.

               (c) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the law of the State of Delaware without giving effect to the conflict of laws provisions thereof.

               (d) COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               (e) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (f) ENTIRE AGREEMENT. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into between the parties hereto and constitutes the entire agreement by the parties related to the matters specified herein.

               (g) EQUITABLE RELIEF. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the undersigned in accordance with the terms specified herein, and that monetary


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damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter, it being understood that any such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

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          IN WITNESS WHEREOF, the parties have signed and delivered this
Agreement as of the date first above written.

                                  TRISTAR AEROSPACE CO.


                                  By:  /s/ QUENTIN BOURJEAURD
                                     ---------------------------------
                                     Name:   QUENTIN BOURJEAURD
                                     Title:  PRESIDENT & CHIEF EXECUTIVE OFFICER


                                          /s/ Denny J. Barge
                                     ---------------------------------
                                              Denny J. Barge


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